As filed with the Securities and Exchange Commission on December 22, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Inhibikase Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	26-3407249 (I.R.S. Employer Identification Number)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, GA 30339
(678) 392-3419
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Milton H. Werner, Ph.D.
President and Chief Executive Officer
3350 Riverwood Parkway SE, Suite 1900
Atlanta, GA 30339
(678) 392-3419
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines, Esq. Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, NY 10022 (212) 808-2711	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6457

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-240036)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.001 par value per share	345,000	$10.00	$3,450,000.00	$376.40
Representative’s Warrants(4)	—	—	—	—
Common Stock issuable upon exercise of Representative’s Warrants(5)	15,000	$12.50	$187,500.00	$20.46
Total	360,000	—	$3,637,500.00	$396.86
(1)	Represents only the additional number of shares being registered and includes 45,000 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-240036), for which a fee was paid.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. Represents the registration fee only for the additional amount of securities of the registrant being registered hereby. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,637,500.00 is hereby registered.
(4)	No fee required pursuant to Rule 457(g).
(5)	We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to five percent (5%) of the shares of our common stock to be issued and sold in this offering (excluding shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 125% of the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 360,000 additional shares of common stock, par value $0.001 per share, 45,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares and 15,000 of which are subject to purchase upon exercise of the Representative’s Warrants, of Inhibikase Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-240036) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 23, 2020, as amended by Pre-Effective Amendment Nos. 1, 2, 3, 4  and 5 filed with the Commission on September 15, 2020, September 30, 2020, October 16, 2020, November 3, 2020 and December 4, 2020, respectively (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 22, 2020, and all exhibits thereto are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
24.1(1)	Power of Attorney.

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-240036), originally filed with the Securities and Exchange Commission on July 23, 2020 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on December 22, 2020.

Inhibikase Therapeutics, Inc.

By:	/s/ Milton H. Werner
Milton H. Werner, Ph.D.
President and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Milton H. Werner	President, Chief Executive Officer and Director	December 22, 2020
	Milton H. Werner, Ph.D.	(Principal Executive Officer)

	/s/ Joseph Frattaroli	Chief Financial Officer	December 22, 2020
	Joseph Frattaroli	(Principal Financial and Principal Accounting Officer)

	/s/ *	Director	December 22, 2020
Dennis Berman

	/s/ *	Director	December 22, 2020
Roy Freeman

	/s/ *	Director	December 22, 2020
Paul Grint

	/s/ *	Director	December 22, 2020
Elizabeth O’Farrell

*By:	/s/ Milton H. Werner
Milton H. Werner
Attorney-in-Fact